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                                                                        Ex-6.20

                            CONSENT STOCKHOLDERS RESOLUTION OF
                           GLOBAL TELEPHONE COMMUNICATION, INC.,
                             a Nevada company (the "Company")

     BE IT RESOLVED THAT, pursuant to Articles 2.11 and 3.5 of the Company's Bylaws, effective immediately, the following members of the Board of Directors of the Company be removed:

-    Thomas C. Brandenburg;

-    Robert Andresen and

-    Daniel T. Zapton

and THAT the following continue as directors, subject to the provisions of the Company's Bylaws and Articles:

-    Terry Wong and

-    Thomas John Kennedy.

     The undersigned represents that they are the beneficial owner(s) of ______ shares of the Company and that they are entitled to unconditionally vote those shares. The undersigned acknowledges that this consent resolution may be signed in counterpart and that the Corporate Secretary's receipt of a fax copy will constitute a valid, binding and irrevocable consent from the undersigned.

Dated at
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            (location where signed)

Date:                              2000
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Witness as to the signature of the Stockholder



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       (Witnesses Signature)              (Signature of beneficial stockholder)


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      (Witnesses Printed Name)

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       (Witnesses Occupation)           (Printed Name of beneficial stockholder)

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         (Witnesses Address)                (If an incorporated stockholder,
                                            Signing Authorities Printed Name)



                                     Affix company seal if appropriate/available